UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 14, 2005

Abatix Corp.

(Exact name of registrant as specified in its charter)

Delaware	1-10184	75-1908110

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8201 Eastpoint Drive, Suite 500, Dallas, Texas		75227

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (214) 381-0322

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Item 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION

On October 14, 2005 Abatix Corp. (the “Registrant”) entered into a two-year, $12,000,000 revolving credit agreement (the “New Credit Agreement”) with Comerica Bank serving as lender.  The New Credit Agreement replaces, by mutual agreement, a prior demand $8,000,000 revolving credit agreement with the same lender. The Registrant’s outstanding balance from the prior revolving credit agreement, $6,578,000, transferred to the New Credit Agreement on October 14, 2005.

The New Credit Agreement permits borrowings by the Registrant at the rate of Prime less 50 basis points.  In addition, the Registrant has the option to carve out some or all of the borrowings into a Libor based loan.  The New Credit Agreement contains customary terms and conditions, including certain affirmative covenants, financial covenants, and negative covenants including maintaining a Debt to Tangible Net Worth Ratio of not greater than 1.75:1.00 and a Trailing Twelve Months Earnings Before Interest, Taxes, Depreciation and Amortization amount of not less than $1,500,000.  The New Credit Agreement also restricts, but not necessarily prohibits in all cases, the Registrant’s ability to incur additional indebtedness.  The Registrant’s subsidiaries guarantee payment of all obligations under the New Credit Agreement.

Item 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(c)           Exhibits

99.1 – Credit Agreement dated October 14, 2005.
99.2 – Master Revolving Note dated October 14, 2005.
99.3 – Advance Formula Agreement dated October 14, 2005.

Signature

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABATIX CORP.

Date October 17, 2005
/s/ Frank J. Cinatl, IV

Frank J. Cinatl, IV
Vice President and Chief Financial Officer
(Principal Accounting Officer)